Exhibit 99.B9(b)
               TRANSFER, DIVIDEND DISBURSING, SHAREHOLDER SERVICE
                            AND PLAN AGENCY AGREEMENT


         AGREEMENT dated as of September 30, 1997 between Fleming Capital Mutual Fund Group, Inc. (the "Corporation"), a Maryland Corporation, and Countrywide Fund Services, Inc. ("Countrywide"), an Ohio corporation.

         WHEREAS, the Corporation is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Corporation wishes to employ the services of Countrywide to serve as its transfer, dividend disbursing, shareholder service and plan agent with respect to the Corporation and each series identified on Schedule A (each, a "Fund" and collectively, the "Funds"), which may be amended by agreement of the parties from time to time; and

         WHEREAS,   Countrywide  wishes  to  provide  such  services  under  the conditions set forth below;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Corporation and Countrywide agree as follows:

         1.       APPOINTMENT.
                  ------------

                  The Corporation hereby appoints and employs Countrywide as agent to perform those services described in this Agreement for the Corporation. Countrywide shall act under such appointment and perform the obligations thereof upon the terms and conditions hereinafter set forth.

         2.       DOCUMENTATION.
                  --------------

                  The Corporation will furnish from time to time the following documents:

         A. Each resolution of the Board of Directors of the Corporation authorizing the original issue of its shares;

         B. Each Registration Statement filed with the Securities and Exchange Commission (the "SEC") and amendments thereof;

         C.       A  certified  copy  of  each  amendment  to  the  Article   of
                  Incorporation and the Bylaws of the Corporation;

         D. Certified copies of each resolution of the Board of Directors authorizing officers to give instructions to Countrywide;

         E. Specimens of all new forms of share certificates accompanied by Board of Directors' resolutions approving such forms;

         F.       Such  other   certificates,   documents   or  opinions   which
                  Countrywide   may,  in  its  discretion,   deem  necessary  or
                  appropriate in the proper performance of its duties;

         G.       Copies of all Investment Advisory Agreements in effect; and

         H. Copies of all documents relating to special investment or withdrawal plans which are offered or may be offered in the future by the Corporation and for which Countrywide is to act as plan agent.

         3.       COUNTRYWIDE TO RECORD SHARES.
                  -----------------------------

                  Countrywide shall record the issuance of shares of the Corporation and maintain pursuant to applicable rules of the SEC a record of the total number of shares of the Corporation which are authorized, issued and outstanding, based upon data provided to it by the Corporation. Countrywide shall also provide the Corporation on a regular basis or upon reasonable request the total number of shares which are authorized, issued and outstanding, but shall have no obligation when recording the issuance of the Corporation's shares, except as otherwise set forth herein, to monitor the issuance of such shares or to take cognizance of any laws relating to the issue or sale of such shares, which functions shall be the sole responsibility of the Corporation.

         4.       COUNTRYWIDE TO VALIDATE TRANSFERS.
                  ----------------------------------

                  Upon receipt of a proper request for transfer from the Corporation's distributor or dealer or a shareholder, Countrywide shall approve such transfer and shall take all necessary steps to effectuate the transfer as indicated in the transfer request. Upon approval of the transfer, Countrywide shall notify the Corporation in writing of each such transaction and shall make appropriate entries on the shareholder records maintained by Countrywide.

         5.       RECEIPT OF FUNDS.
                  -----------------

                  Upon receipt of any check or other instrument drawn or endorsed to it as agent for, or identified as being for the account of, the Corporation, Countrywide shall stamp the check or instrument with the date of receipt, determine the amount thereof due the Corporation and shall forthwith process the same for collection. Upon receipt of notification of receipt of funds eligible for share purchases in accordance with the Corporation's then current prospectus and statement of additional information, Countrywide shall notify the Corporation, at the close of each business day, in writing of the amount of said funds credited to the Corporation and deposited in its account with the Custodian.

         6.       PURCHASE ORDERS.
                  ----------------

                  Upon receipt of an order for the purchase of shares of the Corporation, accompanied by sufficient information to enable Countrywide to establish a shareholder account, Countrywide shall, as of the next determination of net asset value after receipt of such order in accordance with the Corporation's then current prospectus and statement of additional information, compute the number of shares of each Fund due to the shareholder pursuant to the distributor's, dealer's or shareholder's instructions, credit the share account of the shareholder, subject to collection of the funds, with the number of shares so purchased, shall notify the Corporation in writing or by computer report at the close of each business day of such transactions and shall mail to the shareholder and/or dealer of record a notice of such credit when requested to do so by the Corporation.

         7.       RETURNED CHECKS.
                  ----------------

                  In the event that Countrywide is notified by the Corporation's Custodian that any check or other order for the payment of money is returned unpaid for any reason, Countrywide will:

         A. Give prompt notification to the Corporation of the non-payment of said check;

         B. In the absence of other instructions from the Corporation, take such steps as may be necessary to redeem any shares purchased on the basis of such returned check and cause the proceeds of such redemption plus any dividends declared with respect to such shares to be credited to the account of the Corporation and to request the Corporation's Custodian to forward such returned check to the person who originally submitted the check; and

         C. Notify the Corporation of such actions and correct the Corporation's records maintained by Countrywide pursuant to this Agreement.

         8.       DIVIDENDS AND DISTRIBUTIONS.
                  ----------------------------

                  The Corporation shall furnish Countrywide with appropriate evidence of Director action authorizing the declaration of dividends and other distributions. Countrywide shall establish procedures in accordance with the Corporation's then current prospectus and statement of additional information and with other authorized actions of the Corporation's Board of Directors under which it will have available from the Custodian or the Corporation any required information for each dividend and other distribution. After deducting any amount required to be withheld by any applicable laws, Countrywide shall, as agent for each shareholder who so requests, invest the dividends and other distributions in full and fractional shares in accordance with the Corporation's then current prospectus and statement of additional information. If a shareholder has elected to receive dividends or other distributions in cash, then Countrywide shall disburse dividends to shareholders of record in accordance with the Corporation's then current prospectus and statement of additional information. Countrywide shall, on or before the mailing date of such checks, notify the Corporation and the Custodian of the estimated amount of cash required to pay such dividend or distribution, and the Corporation shall instruct the Custodian to make available sufficient funds therefor in the appropriate account of the Corporation. Countrywide shall mail to the shareholders periodic statements, as requested by the Corporation, showing the number of full and fractional shares and the net asset value per share of shares so credited. When requested by the Corporation, Countrywide shall prepare and file with the Internal Revenue Service, and when required, shall address and mail to shareholders, such returns and information relating to dividends and distributions paid by the Corporation as are required to be so prepared, filed and mailed by applicable laws, rules and regulations.

         9.       UNCLAIMED DIVIDENDS AND UNCLAIMED REDEMPTION PROCEEDS.
                  ------------------------------------------------------

                  Countrywide shall, at least annually, furnish in writing to the Corporation the names and addresses, as shown in the shareholder accounts maintained by Countrywide, of all shareholders for which there are, as of the end of the calendar year, dividends, distributions or redemption proceeds for which checks or share certificates mailed in payment of distributions have been returned. Countrywide shall use its best efforts to contact the shareholders affected and to follow any other written instructions received from the
Corporation concerning the disposition of any such unclaimed dividends, distributions or redemption proceeds.

         10.      REDEMPTIONS AND EXCHANGES.
                  --------------------------

         A. Countrywide shall process, in accordance with the Corporation's then current prospectus and statement of additional information, each order for the redemption of shares accepted by Countrywide. Upon its approval of such redemption transactions, Countrywide, if requested by the Corporation, shall mail to the shareholder and/or dealer of record a confirmation showing trade date, number of full and fractional shares redeemed, the price per share and the total redemption proceeds. For each such redemption, Countrywide shall either:
(a) prepare checks in the appropriate amounts for approval and verification by the Corporation and signature by an authorized officer of Countrywide and mail the checks to the appropriate person, or (b) in the event redemption proceeds are to be wired through the Federal Reserve Wire System or by bank wire, cause such proceeds to be wired in federal funds to the bank account designated by the shareholder, or (c) effectuate such other redemption procedures, including redemptions in kind, which are authorized by the Corporation's Board of Directors or its then current prospectus and statement of additional information. The requirements as to instruments of transfer and other documentation, the applicable redemption price and the time of payment shall be as provided in the then current prospectus and statement of additional information, subject to such supplemental instructions as may be furnished by the Corporation and accepted by Countrywide. If Countrywide or the Corporation determines that a request for redemption does not comply with the requirements for redemptions, Countrywide shall promptly notify the shareholder indicating the reason therefor.

         B. If shares of a Fund are eligible for exchange with shares of any other Fund or investment company, Countrywide, in accordance with the then current prospectus and statement of additional information and exchange rules of the Corporation and such other investment company, or such other investment company's transfer agent, shall review and approve all exchange requests and shall, on behalf of the Corporation's shareholders, process such approved exchange requests.

         C. Countrywide shall notify the Corporation and the Custodian on each business day of the amount of cash required to meet payments made pursuant to the provisions of this Paragraph 10, and, on the basis of such notice, the Corporation shall instruct the Custodian to make available from time to time sufficient funds therefor in the appropriate account of the Corporation. Procedures for effecting redemption orders accepted from shareholders or dealers of record by telephone or other methods shall be established by mutual agreement between Countrywide and the Corporation consistent with the Corporation's then current prospectus and statement of additional information.

         D. The authority of Countrywide to perform its responsibilities under Paragraph 6, Paragraph 8, and this Paragraph 10 shall be suspended with respect to any Fund upon receipt of notification by it of the suspension of the determination of such series' net asset value.

         11.      AUTOMATIC WITHDRAWAL PLANS.
                  ---------------------------

                  Countrywide will process automatic  withdrawal orders pursuant to the provisions of the withdrawal plans duly executed by shareholders and the current prospectus and statement of additional information of the Corporation. Payments upon such withdrawal order shall be made by Countrywide from the appropriate account maintained by the Corporation with the Custodian on approximately the last business day of each month in which a payment has been requested, and Countrywide will withdraw from a shareholder's account and present for repurchase or redemption as many shares as shall be sufficient to make such withdrawal payment pursuant to the provisions of the shareholder's withdrawal plan and the current prospectus and statement of additional information of the Corporation. From time to time on new automatic withdrawal plans a check for a payment date already past may be issued upon request by the shareholder.

         12.      WIRE-ORDER PURCHASES.
                  ---------------------

                  Countrywide will send written confirmations to the dealers of record containing all details of the wire-order purchases placed by each such dealer by the close of business on the business day following receipt of such orders by Countrywide. Upon receipt of any check drawn or endorsed to the Corporation (or Countrywide, as agent) or otherwise identified as being payment of an outstanding wire-order, Countrywide will stamp said check with the date of its receipt and deposit the amount represented by such check to Countrywide's deposit accounts maintained with the Custodian. Countrywide will cause the Custodian to transfer federal funds in an amount equal to the net asset value of the shares so purchased to the Corporation's account with the Custodian and will notify the Corporation before noon (Eastern Time) of each business day of the total amount deposited in the Corporation's deposit accounts, and in the event that payment for a purchase order is not received by Countrywide or the Custodian on the tenth business day following receipt of the order, prepare an NASD "notice of failure of dealer to make payment."

         13.      OTHER PLANS.
                  ------------

                  Countrywide will process such accumulation plans, group programs and other plans or programs for investing in shares of the Corporation as are now, or in the future may be, provided for in the Corporation's then current prospectus and statement of additional information and will act as plan agent for shareholders pursuant to the terms of such plans and programs duly executed by such shareholders.

         14.      RECORDKEEPING AND OTHER INFORMATION.
                  ------------------------------------

                  Countrywide shall create and maintain all records required by applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the various functions performed by it and not otherwise created and maintained by another party pursuant to contract with the Corporation. All such records shall be the property of the Corporation at all times and shall be available for inspection and use by the Corporation. Where applicable, such records shall be maintained by Countrywide for the periods and in the places required by Rule 31a-2 under the 1940 Act. The retention of such records shall be at the expense of the Corporation. Countrywide shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Corporation, any person retained by the Corporation, or any regulatory agency having authority over the Corporation. Countrywide agrees to keep confidential all records and other information relative to the Corporation and its shareholders, except when requested to divulge such information by duly-constituted authorities or court process, or requested by a shareholder with respect to information concerning an account as to which such shareholder has either a legal or beneficial interest or when requested by the Corporation, the shareholder, or the dealer of record as to such account.

         15.      SHAREHOLDER RECORDS.
                  --------------------

                  Countrywide   shall  maintain  records  for  each  shareholder
account showing the following:

         A.       Names, addresses and tax identifying numbers;

         B.       Name of the dealer of record, if any;

         C.       Number of shares held of each series;

         D.       Historical   information   regarding   the   account  of  each
                  shareholder, including dividends and distributions in cash or invested in shares;

         E. Information with respect to the source of all dividends and distributions allocated among income, realized short-term gains and realized long-term gains;

         F. Any instructions from a shareholder including all forms furnished by the Corporation and executed by a shareholder with respect to (i) dividend or distribution elections and
                  (ii) elections with respect to payment options in connection with the redemption of shares;

         G. Any correspondence relating to the current maintenance of a shareholder's account;

         H. Certificate numbers and denominations for any shareholder holding certificates;

         I. Any stop or restraining order placed against a shareholder's account;

         J. Information with respect to withholding in the case of a foreign account or any other account for which withholding is required by the Internal Revenue Code of 1986, as amended; and

         K. Any information required in order for Countrywide to perform the calculations contemplated under this Agreement.

         16.      TAX RETURNS AND REPORTS.
                  ------------------------

                  Countrywide will prepare in the appropriate form, file with the Internal Revenue Service and appropriate state agencies and, if required, mail to shareholders of the Corporation such returns for reporting dividends and distributions paid by the Corporation as are required to be so prepared, filed and mailed and shall withhold such sums as are required to be withheld under applicable federal and state income tax laws, rules and regulations.

         17.      OTHER INFORMATION TO THE CORPORATION.
                  -------------------------------------

                  Subject to such instructions, verification and approval of the Custodian and the Corporation as shall be required by any agreement or applicable law, Countrywide will also maintain such records as shall be necessary to furnish to the Corporation the following: annual shareholder meeting lists, proxy lists and mailing materials, shareholder reports and confirmations and checks for disbursing redemption proceeds, dividends and other distributions or expense disbursements.

         18.      ACCESS TO SHAREHOLDER INFORMATION.
                  ----------------------------------

                  Upon request, Countrywide shall arrange for the Corporation's investment adviser to have direct access to shareholder information contained in Countrywide's computer system, including account balances, performance information and such other information which is available to Countrywide with respect to shareholder accounts.

         19.      COOPERATION WITH ACCOUNTANTS.
                  -----------------------------

                  Countrywide shall cooperate with the Corporation's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Corporation.

         20.      SHAREHOLDER SERVICE AND CORRESPONDENCE.
                  ---------------------------------------

                  Countrywide will provide and maintain adequate personnel, records and equipment to receive and answer all shareholder and dealer inquiries relating to account status, share purchases, redemptions and exchanges and other investment plans available to Corporation shareholders. Countrywide will answer written correspondence from shareholders relating to their share accounts and such other written or oral inquiries as may from time to time be mutually agreed upon, and Countrywide will notify the Corporation of any correspondence or inquiries which may require an answer from the Corporation.

         21.      PROXIES.
                  --------

                  Countrywide shall assist the Corporation in the mailing of proxy cards and other material in connection with shareholder meetings of the Corporation, shall receive, examine and tabulate returned proxies and shall, if requested by the Corporation, provide at least one inspector of election to attend and participate as required by law in shareholder meetings of the Corporation.

         22.      FURTHER ACTIONS.
                  ----------------

                  Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         23.      COMPENSATION.
                  -------------

                  For the performance of Countrywide's obligations under this Agreement, each Fund shall pay Countrywide, on the first business day following the end of each month, a monthly fee in accordance with the schedule attached hereto as Schedule A. Countrywide shall not be required to reimburse the Fund or the Fund's investment adviser for (or have deducted from its fees) any expenses in excess of expense limitations imposed by certain state securities commissions having jurisdiction over the Fund. The Corporation shall promptly reimburse Countrywide for any out-of-pocket expenses and advances which are to be paid by the Corporation in accordance with Paragraph 24.

         24.      EXPENSES.
                  ---------

                  Countrywide shall furnish, at its expense and without cost to the Corporation (i) the services of its personnel to the extent that such services are required to carry out its obligations under this Agreement and (ii) use of data processing equipment. All costs and expenses not expressly assumed by Countrywide under this Paragraph 24 shall be paid by the Corporation, including, but not limited to, costs and expenses of officers and employees of Countrywide in attending meetings of the Board of Directors and shareholders of the Corporation, as well as costs and expenses for postage, envelopes, checks, drafts, continuous forms, reports, communications, statements and other materials, telephone, telegraph and remote transmission lines, use of outside mailing firms, necessary outside record storage, media for storage of records (e.g., microfilm, microfiche, computer tapes), printing, confirmations and any other shareholder correspondence and any and all assessments, taxes or levies assessed on Countrywide for services provided under this Agreement. Postage for mailings of dividends, proxies, reports and other mailings to all shareholders shall be advanced to Countrywide three business days prior to the mailing date of such materials.

         25.      REPRESENTATIONS OF THE CORPORATION.
                  -----------------------------------

                  The Corporation certifies to Countrywide that: (1) as of the close of business on the effective date of this Agreement, each Fund has authorized ________ million shares, and (2) by virtue of its Articles of Incorporation, shares of each Fund which are redeemed by the Corporation may be sold by the Corporation from its treasury, and (3) this Agreement has been duly authorized by the Corporation and, when executed and delivered by the Corporation, will constitute a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         26.      REPRESENTATIONS OF COUNTRYWIDE.
                  -------------------------------

                  Countrywide represents and warrants that the various procedures and systems which Countrywide has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause of the blank checks, records, and other data of the Corporation and Countrywide's records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder.

         27.      INSURANCE.
                  ----------

                  Countrywide will use reasonable efforts to obtain insurance covering the services to be performed by it under this Agreement and shall notify the Corporation in the event it is unable to do so within 90 days after the effective date of this Agreement. Thereafter, Countrywide will notify the Corporation should any of its insurance coverage be changed for any reason. Such notification shall include the date of change and reasons therefor. Countrywide will notify the Corporation of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance and shall notify the Corporation from time to time as may be appropriate of the total outstanding claims made by Countrywide under its insurance coverage.

         28.      COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.
                  ---------------------------------------------------

                  The parties hereto acknowledge and agree that nothing contained herein shall be construed to require Countrywide to perform any services for the Corporation which services could cause Countrywide to be deemed an "investment adviser" of the Corporation within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the Corporation's prospectus or statement of additional information or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by Countrywide, the Corporation assumes full responsibility for complying with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction.

         29.      REFERENCES TO COUNTRYWIDE.
                  --------------------------

                  The Corporation shall not circulate any printed matter which contains any reference to Countrywide without the prior written approval of Countrywide, excepting solely such printed matter as merely identifies Countrywide as Transfer, Shareholder Servicing and Dividend Disbursing Agent and Accounting Services Agent. The Corporation will submit printed matter requiring approval to Countrywide in draft form, allowing sufficient time for review by Countrywide and its counsel prior to any deadline for printing.

         30.      EQUIPMENT FAILURES.
                  -------------------

                  Countrywide shall take all steps necessary to minimize or avoid service interruptions, and has entered into one or more agreements making provision for emergency use of electronic data processing equipment. Countrywide shall have no liability with respect to equipment failures beyond its control.

         31.      INDEMNIFICATION OF COUNTRYWIDE.
                  -------------------------------

         A. Countrywide may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither Countrywide nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Corporation in connection with any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of Countrywide under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Countrywide under this Agreement.

         B. Any person, even though also a director, officer, employee, shareholder or agent of Countrywide, or any of its affiliates, who may be or become an officer, director, employee or agent of the Corporation, shall be deemed, when rendering services to the Corporation or acting on any business of the Corporation, to be rendering such services to or acting solely as an officer, director, employee or agent of the Corporation and not as a director, officer, employee, shareholder or agent of or one under the control or direction of Countrywide or any of its affiliates, even though paid by one of these entities.

         C. The Corporation shall indemnify and hold harmless Countrywide, its directors, officers, employees, shareholders, agents, control persons and
affiliates  from  and  against  any  and  all  claims,  demands,   expenses  and
liabilities (whether with or without basis in fact or law) of any and every nature which Countrywide may sustain or incur or which may be asserted against Countrywide by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by Countrywide in good faith in reliance upon any certificate, instrument, order or share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Corporation or upon the opinion of legal counsel for the Corporation or its own counsel; or (ii) any action taken or omitted to be taken by Countrywide in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of Countrywide or its directors, officers, employees, shareholders or agents in cases of its or their own gross negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

         D. If a claim is made against Countrywide as to which Countrywide may seek indemnity under this Section, Countrywide shall notify the Corporation promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify the Corporation promptly of any action commenced against Countrywide within ten (10) days after Countrywide shall have been served with a summons or other legal process, giving information as to the nature and basis of the claim. Failure to so notify the Corporation shall not, however, relieve the Corporation from any liability which it may have on account of the indemnity under this Section if the Corporation has not been prejudiced in any material respect by such failure. Countrywide shall cooperate in the control of the defense of any action, suit or proceeding in which Countrywide is involved and for which indemnity is being provided by the Corporation to Countrywide. The Corporation may negotiate the settlement of any action, suit or proceeding subject to Countrywide's approval, which shall not be unreasonably withheld. Countrywide shall have the right, but not the obligation, to participate in the defense or settlement of a claim or action, with its own counsel, but any costs or expenses incurred by Countrywide in connection with, or as a result of, such participation will be borne solely by Countrywide.

         32.      INDEMNIFICATION OF THE CORPORATION
                  ----------------------------------

         A. Countrywide shall indemnify any hold harmless the Corporation, each Fund, and the Corporation's officers, directors, employees, shareholders, agents, control persons and affiliates from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which the Corporation may sustain or incur or which may be asserted against the Corporation by any person by reason of, or as a result of, the gross negligence, willful misconduct, or bad faith of Countrywide, or its directors, officers, employees, shareholders, agents, control persons or affiliates in taking any action or omitting to take any action under this Agreement or the reckless disregard of their duties thereunder.

         B. If a claim is made against the Corporation as to which the Corporation may seek indemnity under this Section, the Corporation shall notify Countrywide promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify Countrywide promptly of any action commenced against the Corporation within ten
(10) days after the Corporation shall have been served with a summons or other legal process, giving information as to the nature and basis of the claim. Failure to so notify Countrywide shall not, however, relieve Countrywide from any liability which it may have on account of the indemnity under this Section if Countrywide has not been prejudiced in any material respect by such failure. The Corporation shall cooperate in the control of the defense of any action, suit or proceeding in which Countrywide is involved and for which indemnity is being provided by Countrywide to the Corporation. Countrywide may negotiate the settlement of any action, suite or proceeding subject to the Corporation's approval, which shall not be unreasonably withheld. The Corporation shall have the right, but not the obligation, to participate in the defense or settlement of a claim or action, with its own counsel, but any costs or expenses incurred by the Corporation in connection with, or as a result of, such participation will be borne solely by the Corporation.

         33.      TERMINATION
                  -----------

         A. The provisions of this Agreement shall be effective on the date first above written and shall continue in effect for an initial term of one year from that date. Thereafter, this Agreement shall continue in effect until terminated by either party.

         B. Either party may terminate this Agreement on any date by giving the other party at least sixty (60) days' prior written notice of such termination specifying the date fixed therefore. Upon termination of this Agreement, the Corporation shall pay to Countrywide such compensation as may be due as of the date of such termination, and shall likewise reimburse Countrywide for any out-of-pocket expenses and disbursements reasonably incurred by Countrywide to such date.

         C. In the event that in connection with the termination of this Agreement a successor to any of Countrywide's duties or responsibilities under this Agreement is designated by the Corporation by written notice to
Countrywide, Countrywide shall, promptly upon such termination and at the expense of the Corporation, transfer all records maintained by Countrywide under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including providing for assistance from Countrywide's cognizant personnel in the establishment of books, records and other data by such successor.

         34.      SERVICES FOR OTHERS.
                  --------------------

                  Nothing in this Agreement shall prevent Countrywide or any affiliated person (as defined in the 1940 Act) of Countrywide from providing services for any other person, firm or corporation (including other investment companies); provided, however, that Countrywide expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Corporation under this Agreement.

         35.      LIMITATION OF LIABILITY.
                  ------------------------

                  It is expressly agreed that the obligations of the Corporation hereunder shall not be binding upon any of the Directors, shareholders, nominees, officers, agents or employees of the Corporation, personally, but bind only the property of the Corporation. The execution and delivery of this Agreement have been authorized by the Directors of the Corporation and signed by an officer of the Corporation, acting as such, and neither such authorization by such Directors nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Corporation.

         36.      SEVERABILITY.
                  -------------

                  In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

         37.      QUESTIONS OF INTERPRETATION.
                  ----------------------------

                  This Agreement shall be governed by the laws of the State of Ohio. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         38.      NOTICES.
                  --------

                  All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

    To the Corporation:    Fleming Capital Mutual Fund Group, Inc.
                           c/o Wadsworth Group
                           2025 East Financial Way, Suite 101
                           Glendora, California 91741
                           Attention: Emmy Butts

    To Countrywide:        Countrywide Fund Services, Inc.
                           312 Walnut Street, 21st Floor
                           Cincinnati, Ohio 45202
                           Attention:  Robert G. Dorsey

or to such other address as any party may designate by notice complying with the terms of this Section 38. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

         39.      AMENDMENT.
                  ----------

                  This Agreement may not be amended or modified except by a written agreement executed by both parties.

         40.      BINDING EFFECT.
                  ---------------

                  Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

         41.      COUNTERPARTS.
                  -------------

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         42.      FORCE MAJEURE.
                  --------------

                  If Countrywide shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance.

         43.      MISCELLANEOUS.
                  --------------

                  The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement and the rights and duties hereunder shall not be assignable with respect to a Fund by either party except with the prior written consent of the other party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                      FLEMING CAPITAL MUTUAL FUND GROUP, INC.


                                      By: /s/ Jonathan K.L. Simon
                                         ---------------------------
                                      Its: President




                                      COUNTRYWIDE FUND SERVICES, INC.


                                      By:  /s/ Robert A. Dorsey
                                         -------------------------
                                      Its: President

                                                                      Schedule A
                                                                      ----------



                                  COMPENSATION
                                  ------------


Services                                                            FEE
--------                                                            ---
                                                               (Per Account)
As Transfer, Dividend Disbursing,
Shareholder Service and Plan Agent:


Fleming Fund                                                  Payable monthly at
                                                                    rate of
                                                                  $17.00/year

Fleming Fledgling Fund                                        Payable monthly at
                                                                    rate of
                                                                  $17.00/year


Each Fund will be subject to a minimum charge of $1,000 per month.